EXHIBIT 23.2
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Deloitte & Touche LLP
P.O. Box 49279
Four Bentall Centre
2800 - 1055 Dunsmuir Street
Vancouver, British Columbia
V7X 1P4

Tel: (604) 669 4466                                                     Deloitte
Fax: (604) 685 0395                                                     & Touche
www.deloitte.ca




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ivanhoe Mines Ltd. on Form S-8 of our report dated March 14, 2003 and our report dated April 18, 2002 (except as to Note 25(f) which is as of April 22, 2002) appearing in the Registration Statement on Form 40-F of Ivanhoe Mines Ltd. filed on November 17, 2003 and amended on November 25, 2003.



/s/ Deloitte & Touche LLP


Vancouver, British Columbia
Canada
February 23, 2004











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